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                                                                EXHIBIT 10.2
                                  VIASAT, INC.

                             SHAREHOLDERS' AGREEMENT

          This Shareholders' Agreement (the "Agreement") is made and entered into this 11th day of June, 1986, by and among Southern California Ventures, a California limited partnership ("SCV"), Robert W. Johnson and Thomas A. Tisch (SCV and Messrs. Johnson and Tisch are collectively referred to herein as the "Investors" and singly as an "Investor"), ViaSat, Inc., a California corporation (the "Corporation"), and Mark D. Dankberg, Steven R. Hart and Mark J. Miller (Messrs. Dankberg, Hart and Miller are collectively referred to herein as the "Common Shareholders").

                                 R E C I T A L S

           A. The Investors desire to purchase from the Corporation shares of its Series A Convertible Preferred Stock (the "Preferred Stock") on the terms and conditions set forth in a Preferred Stock Purchase Agreement among each of the Investors and the Corporation dated as of June 11, 1986 (the "Purchase Agreement").

           B. The Amended and Restated Articles of Incorporation of the Corporation provide that each holder of Preferred Stock is entitled to the number of votes equal to the largest number of full shares of the Corporation's Common Stock into which such shares of Preferred Stock could be converted on all matters submitted to a vote of shareholders.

           C. The Common Shareholders own all or substantially all of the outstanding Common Stock of the Corporation and have entered into certain agreements ("Stock Restriction Agreements") with the Corporation providing for the right of the Corporation to repurchase such stock under certain circumstances.

           D. The Stock Restriction Agreements between the Company and the Common Stockholders grant the Investors the option to purchase the shares of Common Stock of the Common Shareholders in certain circumstances; accordingly, the Investors are third party beneficiaries under such Stock Restriction Agreements.

           E. The Investors are willing to purchase the Preferred Stock on the terms and conditions contained in the Purchase Agreement if the Investors can obtain assurances from the Corporation and the Common Shareholders regarding, among other things, election of the Corporation's Board of Directors. To induce the Investors to purchase the Preferred Stock, the Corporation and the Common Shareholders are willing to enter into certain agreements as set forth herein.
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                                A G R E E M E N T

          NOW, THEREFORE, IT IS AGREED among the parties as follows:

           1. Definitions. Except as otherwise specifically provided in this Agreement, or unless the context otherwise requires, the following terms shall have the following respective meanings:

                 1.1 "Board" shall mean the Board of Directors of the Corporation.

                 1.2 "Capital Stock" shall mean all shares or other units into which the proprietary interest of the Corporation is divided pursuant to its Articles of Incorporation, as amended and restated from time to time, and shall include Common Stock and Preferred Stock.

                 1.3 "Common Shareholders" shall mean Mark Dankberg, Steve Hart and Mark Miller.

                 1.4 "Common Stock" shall mean all shares of Capital Stock other than Preferred Stock.

                 1.5 "Corporation" shall mean Intellicom, Inc., a California corporation.

                 1.6 "Investor" shall mean SCV or Robert W. Johnson or Thomas A. Tisch, and "Investors" shall mean all three of such individuals and entities and any successor or successors to them as holders of any portion of the Preferred Stock or the Common Stock into which the Preferred Stock is convertible.

                 1.7 "Investors' Common Stock" shall mean the shares of Common Stock issued upon conversion of the Preferred Stock.

                 1.8 "Preferred Stock" shall mean the shares of Series A Convertible Preferred Stock sold to the Investors by the Corporation pursuant to the Purchase Agreement.

                 1.9 "Purchase Agreement" shall mean that certain Preferred Stock Purchase Agreement by and among the corporation and the Investors.

                 1.10 "SCV" shall mean Southern California Ventures, a California limited partnership.


                                       2.
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                 1.11 "Stock Restriction Agreement" shall mean any of the
agreements between the Corporation and a Common Shareholder providing for the right of the Corporation to repurchase the Common Stock of such Common Shareholder under certain circumstances.

           2.    Representations and warranties.

                 2.1 Common Shareholders. Each of the Common Shareholders represents and warrants to each Investor that (a) Exhibit 1 attached hereto sets forth his true name and address and contains a true and complete description of the number of shares of Common Stock owned by him, and (b) no other individual (besides his spouse, if any), estate, corporation, trust, partnership, joint venture, association or other entity has any present or contingent interest in any of the shares of Common Stock listed on Exhibit 1 hereof.

                 2.2 Investors. Each Investor represents and warrants to each Common Share holder that (a) Exhibit B to the Purchase Agreement contains a true and complete description of the number of shares of Preferred Stock owned by him or it after giving effect to the transactions contemplated by the Purchase Agreement, and (b) no other individual (besides his spouse, if any), estate, corporation, trust, partnership, joint venture, association or other entity has any present or contingent interest in any of the shares of Preferred Stock listed on such Exhibit B (other than as a general or limited partner of SCV).

            3.   Irrevocable Proxies.

                 3.1 Intent. The purpose of this Agreement is to provide for a Board composed as follows:

                       (a) One person less than a majority of the Board selected by the vote of the holders of outstanding Preferred Stock and Investors' Common Stock voting as a class (the "Preferred Directors");

                       (b) One person less than a majority of the Board selected by the vote of the holders of Common Stock, excluding the holders of the Investors' Common Stock (the "Common Directors");

                       (c) One person (who shall not be an officer or full-time employee of the Corporation, except as is specifically otherwise approved by the Investors) selected by the Common Shareholders and not objected to by holders of a majority of the Preferred Stock and Investors' Common Stock as a class (the "Independent Director").


                                       3.
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                 3.2 Grant of irrevocable Proxy. The Common Shareholders and each of them hereby appoint the Preferred Directors (or if less than two directors are acting, the one so acting) as their attorney and proxy to attend meetings, vote, give consents and in all other ways to act in their place with respect to the shares of Common Stock held respectively by them, in order to effect the following actions:

                       (a) To maintain a Board consisting of an odd number of Directors;

                       (b) To provide for prompt elections to assure that vacancies on the Board are replaced in a manner so that Common Directors continue to be elected by holders of the Common Stock (excluding the Investors' Common Stock), Preferred Directors continue to be elected by holders of the Preferred Stock and the Investors' Common Stock, and the Independent Director continues to be selected and elected as hereinafter provided.

                       (c) To vote or withhold the vote of the shares of Common Stock for which the irrevocable proxy has been granted for the person nominated by the holders of the Common Stock to be the Independent Director, it being understood that if such vote is withheld no votes may be cast for such nominee by any holder of the Preferred Stock or by any bolder of the Investors' Common Stock. It is understood that it is the intent of this provision to provide to a majority of the persons acting as Preferred Directors the right to disapprove a nominee selected by the holders of the Common Stock to act as the Independent Director. The proxy granted hereunder shall not permit the Preferred Directors to nominate or select any person to act as Independent Director, if such person has not been nominated on the same occasion by the holders of the Common Stock. if no action in favor or against a nominee is taken by the holders of the proxy, the holders of the Common Stock may vote in favor of the nominee.

                 3.3 Directors to Act as Nominees. The Investors, as holders of the option to purchase common Stock of the Common Shareholders 'pursuant to the Stock Restriction Agreements, each hereby appoint the Preferred Director or Directors, as their nominees, to accept the irrevocable proxy granted under
Section 3.2 of this Agreement. It is the express intention of the Investors, as holders of such option, and the Common Shareholders that such persons be appointed as proxy holders so that the irrevocable proxy granted under Section
3.2 meets the requirements of Section 705(e)(2) of the California General Corporation Law.

                 3.4 Term. The proxy granted under Section 3.2 shall remain in effect and shall be irrevocable for the period of


                                       4.
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time commencing on the date of this Agreement and ending upon termination of this Agreement pursuant to Section 6.6 of this Agreement.

                 3.5 Agreement Not to Amend Stock Restriction Agreements. The Corporation and the Common Shareholders shall not amend any of the Stock Restriction Agreements without the consent of Investors who are holders of a majority of the number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock.

           4. Legend. All shares and certificates representing the Common Stock held by the Common Shareholders shall have the following legend printed thereon:

           "These shares are subject to a Shareholders' Agreement which grants under certain limited circumstances an irrevocable proxy to vote these shares. Such Agreement is binding upon succeeding holders of these shares. A copy of such Agreement is on file and may be inspected at the principal office of the Corporation."

Such legend shall be promptly removed upon the earlier of termination of the irrevocable proxy or the written consent of a majority of the then living Selling Shareholders.

           5. Assistance of the Corporation. The Corporation shall use its reasonable best efforts to cause the nomination and election to the Board of Directors of the persons chosen in accordance with Section 3.1 above.

           6.    Miscellaneous.

                 6.1 Amendment and Waiver. No modification or amendment of any provision of this Agreement shall be valid unless it is in writing and signed by all of the parties hereto, and no waiver of any provision hereof shall be binding upon any party unless in writing and signed by the party so waiving.

                 6.2 Notices. All notices and other communications given or made pursuant to or in connection with this Agreement shall be in writing, shall be addressed to the Corporation at its principal place of business or to the Common Shareholders and Investors as specified on Exhibit 1 or 2 hereto, or at such other address or to such other person as each party shall furnish by notice to all the others with respect to himself, and shall be delivered personally or sent by certified mail, postage prepaid, return receipt requested. Unless otherwise specifically provided


                                       5.
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herein, all such notices and other communications shall be deemed given or made only (a) upon personal delivery to the appropriate address or (b) on the second business day following deposit in the mail, if sent by certified mail, return receipt requested.

                 6.3 Governing Law and Interpretation. This Agreement shall be governed and construed in accordance with the laws of the State of California. The headings of the various Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                 6.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

                 6.5 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective administrators, executors, legal representatives, heirs, devisees, legatees, successors, assigns, and transferees. The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provisions.

                 6.6 Termination. The provisions of this Agreement shall terminate upon the earlier of (i) the closing of a firm commitment underwritten public offering of the Corporation's Common Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, in which the aggregate gross proceeds are at least $3,000,000 at a price per share (subject to adjustment for events occurring after the date hereof) of at least $0.50, (ii) the end of the second consecutive fiscal year of the Corporation in which the Corporation has earned income before taxes (determined in accordance with generally accepted accounting principles consistently applied) of


                                       6.
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at least $500,000, or (iii) the conversion of more than 50% of the shares of
Preferred Stock issued to the Investors pursuant to the Purchase Agreement.

          IN WITNESS WHEREOF, the parties have executed this Shareholders' Agreement as of the day and year first above written.

VIASAT, INC.                             SOUTHERN CALIFORNIA VENTURES

By /s/ Mark D. Dankberg                  By
  ---------------------------------        -------------------------------------

                                         /s/ Mark D. Dankberg
-----------------------------------      ---------------------------------------
 Robert W. Johnson                       Mark D. Dankberg

                                         /s/ Steven R. Hart
-----------------------------------      ---------------------------------------
 Thomas A. Tisch                         Steven R. Hart

                                         /s/ Mark J. Miller
                                         ---------------------------------------
                                         Mark J. Miller


                                       7.
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at least $500,000, or (iii) the conversion of more than 50% of the shares of
Preferred Stock issued to the Investors pursuant to the Purchase Agreement.

          IN WITNESS WHEREOF, the parties have executed this Shareholders' Agreement as of the day and year first above written.

VIASAT, INC.                             SOUTHERN CALIFORNIA VENTURES


 By                                      By /s/
___________________________________      _______________________________________

___________________________________      _______________________________________
 Robert W. Johnson                       Mark D. Dankberg

___________________________________      _______________________________________
 Thomas A. Tisch                         Steven R. Hart

                                         _______________________________________
                                         Mark J. Miller


                                       7.